MVC CAPITAL, INC.
(the "Fund")

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Michael T. Tokarz and Peter Seidenberg, and each of them to be his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign, on behalf of the Fund, the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "SEC") on or about November 5, 2012, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 2nd day of November, 2012.

SIGNATURE	TITLE

/s/ Michael T. Tokarz
Michael T. Tokarz	Director and Chairman of the Board

/s/ Emilio A. Dominianni
Emilio A. Dominianni	Director

/s/ Phillip Goldstein
Phillip Goldstein	Director
/s/ Gerald Hellerman
Gerald Hellerman	Director

/s/ Warren Holtsberg
Warren Holtsberg	Director

/s/ Robert C. Knapp
Robert C. Knapp	Director

/s/ William Taylor
William Taylor	Director

/s/ Peter Seidenberg
Peter Seidenberg	Principal Financial Officer